EXHIBIT 99.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Global Medical REIT, Inc.

Denver, Colorado

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of The Facility in Omaha, Nebraska (the “Property”), a hospital building located in Omaha, Nebraska for the year ended December 31, 2013. Management is responsible for the preparation and fair presentation of this Statement. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain operating expenses of the Facility in Omaha Nebraska in conformity with accounting principles generally accepted in the United States of America.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Form 8-K/A of Global Medical REIT, Inc.) as discussed in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

Houston, Texas

August 5, 2014

THE FACILITY IN OMAHA, NEBRASKA

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

For the Three Months Ended March 31, 2014 (Unaudited) and Year Ended December 31, 2013

	Three Months Ended	Year Ended
	March 31,	December 31,
	2014	2013
	(Unaudited)
Revenues:
Rental revenue	$391,492	$1,543,163
Certain operating expenses:
Land lease expense	14,969	56,550
General and administrative expenses	25	19,866
Total certain operating expenses	14,994	76,416
Revenues in excess of certain operating expenses	$376,498	$1,466,747

See accompanying notes to statements of revenues and certain operating expenses.

THE FACILITY IN OMAHA, NEBRASKA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

For the Three Months Ended March 31, 2014 (unaudited) and for the Year Ended December 31, 2013

(1) Organization

The Facility in Omaha, Nebraska (the “Facility”) is a 56-bed long term acute care hospital located at 1870 S 75th Street, Omaha, Nebraska. The Facility is operated by Select Specialty Hospital – Omaha, Inc. pursuant to a sublease which expires in 2022, with sublessee options to renew up to 60 years (the “operating lease”). Also, the real property where the Facility and other improvements are located are subject to a land lease with Catholic Health Initiatives, a Colorado nonprofit corporation (the “land lease”). The land lease expires in 2022 with sublessee options to renew up to 60 years. The Facility was acquired by Global Medical REIT Inc. (“Global Medical”) on June 5, 2014. As part of the acquisition, Global Medical acquired the operating lease and land lease and is now bound by the terms and conditions of these leases.

(2) Basis of Presentation

The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summaries include the historical revenues and operating expenses of the Facility, exclusive of interest expense, depreciation and amortization, management fees, and other nonrecurring owner specific expenses, which may not be comparable to the corresponding amounts reflected in the future operations of the Facility.

The statement of revenues and certain operating expenses and notes thereto for the three months ended March 31, 2014 included in this report is unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

In preparing the accompanying financial statements, Global Medical evaluated events and transactions that occurred subsequent to December 31, 2013, through the date that the accompanying financial statements were available to be issued on July 23, 2014.

(3) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4) Significant Accounting Policies

(a)

Revenue Recognition

The Facility’s operations consist of rental revenue earned from one tenant under a leasing arrangement which provides for minimum rent, escalations, and charges to the tenant for the real estate taxes and operating expenses. The lease with the tenant is a gross lease, and has been accounted for as the operating lease. Rental revenue is recognized by amortizing the aggregate lease payments on a straight-line basis over the entire term of the lease.

(5) Rental Revenue

The aggregate annual minimum cash payments to be received on the noncancelable operating lease in effect as of December 31, 2013 are as follows:

Year ending December 31	Amount
2014	$1,565,969
2015	1,565,969
2016	1,565,969
2017	1,565,969
2018	1,565,969
Thereafter	5,089,399
Total	$12,919,244

Total minimum future rental revenue represents the base rent that the tenant is required to pay under the terms of its lease in effect at December 31, 2013 exclusive of charges for operating expenses and real estate taxes. There were no operating expenses and real estate taxes for the three months ended March 31, 2014 (unaudited) and for the year ended December 31, 2013. The base rent also shall be increased annually by the lesser of 3 percent or the increase in the Consumer Price Index (“CPI”) as calculated in the lease agreement.

Of the total rental revenue for the year ended December 31, 2013, 100% was earned from one tenant who is the operator for the medical facility, and the operating lease expires in 2022, with sublessee options to renew up to 60 years. The tenant’s obligations under the lease are guaranteed by its parent company, Select Medical Corporation (NYSE: SEM). The guarantor, Select Medical Corporation, is one of the largest specialty hospital and outpatient rehabilitation center operators in the United States. According to its Annual Report for the year ended December 31, 2013, Select Medical Corporation reported net operating revenues of $2,975.6 million. Of this total, 74% of net operating revenues was derived from its specialty hospital segment and approximately 26% from its outpatient rehabilitation segment, operating 123 facilities throughout 28 states, of which 108 are Long Term Acute Care Hospitals including the Omaha facility.

(6) Land Lease Expense

The land lease expires in 2022 with options to renew up to 60 years. Under the terms of the land lease, annual rents increase 12.5 percent every fifth anniversary of the lease. The next land lease increase will occur in April 2017. The aggregate annual minimum cash payments to be paid on the noncancelable land lease in effect as of December 31, 2013 are as follows:

Year ending December 31	Amount
2014	$59,877
2015	59,877
2016	59,877
2017	65,490
2018	67,362
Thereafter	218,925
Total	$531,408

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